Exhibit 99.1
PowerSecure to Participate in the 2008 Roth Growth Stock
Conference
Wake Forest, N.C. — February 15, 2008 — PowerSecure International, Inc. (Nasdaq: POWR) will present at the Roth Growth Stock Conference on Wednesday, February 20, 2008, at 3:00 p.m. PST/6:00 p.m. EST, at the Ritz Carlton Laguna Niguel in Dana Point, CA. PowerSecure is participating as a member of the conference’s “Green Track”, featuring approximately thirty up-and-coming “GreenTech” companies. Sidney Hinton, PowerSecure’s Chief Executive Officer, will discuss the Company’s current operations and prospects for the future. He will also address the conference as a member of a panel of experts discussing green technology needs and opportunities across the electricity supply chain.
The slide presentation and a link to the audio webcast will be available beginning on the day of the presentation in the Investor Relations section of the Company’s web site at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of energy management and conservation solutions to utilities and their commercial, institutional, and industrial customers. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and customers with the most dependable standby power in the industry. The Company also provides utilities with regulatory consulting, energy system engineering and construction, and energy conservation services. Additional information is available at www.powersecure.com.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
# # #